As filed with the Securities and Exchange Commission on May 16, 1995
                                           Registration No. 33-58443

_____________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                          ____________


            PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ____________

                              Bob Evans Farms, Inc.
     (Exact name of Registrant as specified in its charter)

           Delaware                            31-4421866
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

                     3776 South High Street
                      Columbus, Ohio  43207
                                   (614) 491-2225
  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                   With a copy to:
G. Robert Lucas II, Esq.           Daniel E. Evans
Vorys, Sater, Seymour and Pease         Chairman of the Board
52 East Gay Street                 Bob Evans Farms, Inc.
P.O. Box 1008                      3776 South High Street
Columbus, Ohio  43216-1008              Columbus, Ohio  43207
(614) 464-5691                       (614) 491-
2225
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: July 15, 1995.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                       Page 1 of 29 Pages


PROSPECTUS
                      BOB EVANS FARMS, INC.
          DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                1,000,000 shares of Common Stock
                        ($0.01 par value)

      Bob Evans Farms, Inc. (the "Company") is offering to its stockholders, employees of the Company and its subsidiaries and other investors a simple and convenient method to purchase shares of the Company's Common Stock, $.01 par value (the "Common Stock"), pursuant to a Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan is effective as of July 15, 1995 and replaces the existing dividend reinvestment plan; current participants in that plan automatically will continue in the Plan.

      The Plan permits full or partial reinvestment of cash dividends paid on the Common Stock, permits record stockholders to make voluntary cash payments of $10 to $10,000 each month, permits non-stockholder employees to make limited initial purchases ($10 to $10,000) of Common Stock through the Plan and permits other investors to make limited initial purchases ($50 to $10,000) of Common Stock through the Plan. All cash dividends paid on shares of Common Stock held in a Participant's Plan Account are reinvested automatically.


      Shares of Common Stock purchased for Participants' Plan Accounts will be purchased on the open market at current market prices. The Common Stock is listed on The Nasdaq Stock Market. The closing price of the Common Stock on May 15, 1995, on The Nasdaq Stock Market was $21.00.


      This Prospectus relates to shares of Common Stock of the Company available for purchase under the Plan. It is suggested that this Prospectus be retained for future reference.

     Residents of Alabama, Alaska, Arkansas, Hawaii, Idaho, Iowa, Kansas, Maine, Montana, Nebraska, New Hampshire, North Dakota, Oklahoma, Rhode Island, South Dakota, Utah, Vermont and Wyoming and any foreign country must be record stockholders to participate in the Plan.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The date of this Prospectus is May ___, 1995.


                      AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and executive officers, their compensation and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to stockholders of the Company and filed with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available for inspection and copying at the Commission's Regional Offices at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Suite 1300, 7 World Trade Center, New York, New York 10048. Copies can also be obtained by mail from the Commission at prescribed rates. Requests should be directed to the Commission's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549.

      The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which have been omitted in accordance with the rules and regulations of the Commission. The omitted information may be inspected and copied, at the prescribed rates, at the public reference facilities maintained by the Commission at the addresses set forth above. For further information with respect to the Company and the shares of Common Stock, reference is made to the Registration Statement, including the exhibits thereto.


               DOCUMENTS INCORPORATED BY REFERENCE


      The  following  documents filed by  the  Company  with  the
Commission are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended April 29, 1994; (2) the Company's amendment on Form 10-K/A filed with the Commission on May 16, 1995, with respect to the Annual Report on Form 10-K for the fiscal year ended April 29, 1994;
(3) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 29, 1994; (4) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 28, 1994;
(5) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 27, 1995; (6) the Company's amendment on Form 10-Q/A filed with the Commission on May 16, 1995, with respect to the Quarterly Report on Form 10-Q for the fiscal quarter ended January 27, 1995; and (7) the description of the Company's Common Stock contained in the Company's Registration Statement on Form S-4 (Registration No. 33-1336) filed with the Commission on November 5, 1986, as updated in any amendment or report filed by the Company for the purpose of updating such description.


      All documents subsequently filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded will not, except as so modified or superseded, constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus, other than exhibits. Requests for such copies should be made in writing to Judy D. Harrington, Vice President of Stockholder Relations, Bob Evans Farms, Inc., 3776 South High Street, Columbus, Ohio 43207, or by telephone at (614) 491-2225.


                           THE COMPANY

      The Company is a Delaware corporation incorporated on November 4, 1985. The Company and its subsidiaries own and operate 342 restaurants in 19 states, including Bob Evans
Restaurants, Owens Family Restaurants, "small-town" Bob Evans Restaurants and Cantina Del Rio Mexican restaurants. The Company and its subsidiaries also produce fresh and fully cooked sausage products and fresh, deli-style salads which are distributed primarily to grocery stores in the Midwest, Southwest and Southeast. The Company's charcoal products and liquid smoke flavorings are distributed nationally. The principal executive office of the Company is located at 3776 South High Street, Columbus, Ohio 43207. Its telephone number is (614) 491-2225. Additional information concerning the Company and its business activities is contained in the incorporated documents, to which reference is hereby made.


                            THE PLAN


      The following numbered questions and answers set forth the terms and conditions of the Bob Evans Farms, Inc. Dividend
Reinvestment and Stock Purchase Plan. A list of defined terms begins on page 20.


Purpose

1.   What is the purpose of the Plan?

     The purpose of the Plan is to provide record stockholders of the Company, employees of the Company and its subsidiaries and other investors with a convenient and economical method of purchasing shares of the Company's Common Stock. Shares of Common Stock credited to and held in a Participant's account under the Plan (a "Plan Account") are referred to as "Plan Shares." All cash dividends payable on whole or fractional Plan Shares will be reinvested automatically. The Company reserves the right to reject any Authorization Form for any reason, including as required by any state securities law.

Features

2.   What are some of the features of the Plan?

     - Participants acquire shares of Common Stock automatically by reinvesting all or a portion of the dividends payable on their shares of Common Stock and all dividends payable on their Plan Shares.


     - Persons who are not presently stockholders of the Company may purchase Common Stock and become Participants in the Plan by making an Initial Investment of at least $50.

     - Employees of the Company and its subsidiaries who are not presently stockholders of the Company may purchase Common Stock and become Participants in the Plan by making an Initial
       Investment of at least $10.


     - Participants may purchase additional shares of Common Stock by making Voluntary Cash Payments of not less than $10 per payment and not more than $10,000 per calendar month through check, money order or automatic monthly electronic funds transfer from a predesignated account with a United States financial institution.

     -    Employees of the Company and its subsidiaries may purchase
       additional   shares  of  Common  Stock   through   Payroll
       Deductions.

     -    Shares purchased under the Plan are held in a Plan Account
       for  each  Participant,  relieving  such  Participant   of
       responsibility for the safekeeping of stock certificates. Participants may deposit stock certificates into their Plan Accounts for credit as shares held under the Plan, free of charge.

     - Participants may direct the Company to transfer all or a portion of their Plan Shares to the account of another person, at any time and at no cost to the Participants.

     - A statement is mailed to each Participant following each transaction in the Participant's Plan Account.

     - Participants may fully invest their funds under the Plan because the Plan permits fractional interests in a share, as well as whole shares, to be credited to a Plan Account.

     - Participants may request that their Plan Shares be sold, subject to certain restrictions.


Eligibility

3.   Who is eligible to participate in the Plan?

      Any person or entity, whether or not a stockholder of the Company, is eligible to join the Plan, provided that (a) such person or entity fulfills the prerequisites for participation described under "Participation"; (b) such person or entity is a record stockholder of the Company if such person or entity is a resident of Alabama, Alaska, Arkansas, Hawaii, Idaho, Iowa, Kansas, Maine, Montana, Nebraska, New Hampshire, North Dakota, Oklahoma, Rhode Island, South Dakota, Utah, Vermont or Wyoming; and (c) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to the Company or the Participant.

Administration

4.   Who administers the Plan?


      The Company administers the Plan, maintains records, sends statements of their respective Plan Accounts to Participants and performs other duties relating to the Plan. The Company may resign as "Plan Administrator" at any time, in which case the Company will appoint a successor. The Company believes that there are no material risks to the Participants in the Plan which result from the Company rather than a registered broker-dealer or a federally insured financial institution serving as Plan Administrator.


5.   Who purchases Common Stock under the Plan?

      Common Stock for the Plan will be purchased on the open market by or at the direction of a registered broker-dealer acting as agent for the Plan Participants (the "Stock Purchasing Agent"). Neither the Company nor any of its affiliates will exercise any direct or indirect control or influence over the times when, the prices at which, or the manner in which, shares of Common Stock are purchased by the Stock Purchasing Agent. The Company reserves the right to change the Stock Purchasing Agent without notice.

Participation

6.   How and when may a person join the Plan?

      (a) A record stockholder may join the Plan at any time after being furnished a copy of the Plan prospectus by completing an Authorization Form and mailing or returning it to:

               Bob Evans Farms, Inc.
               Attention:  Stock Transfer Department
               3776 South High Street
               Columbus, Ohio  43207
               Fax:  614-497-4459

Authorization Forms may be obtained by writing to the same address or by telephoning: (614) 492-4952.

      If the Authorization Form is received on or before a Record Date, reinvestment of dividends will commence with the first Common Stock Dividend Payment Date after that Record Date. If the Authorization Form is received after a Record Date, reinvestment of dividends will commence on the Common Stock Dividend Payment Date following the succeeding Record Date. If a Voluntary Cash Payment is included with the Authorization Form and both are received one business day before an Investment Date, the Voluntary Cash Payment will be used by the Stock Purchasing Agent to purchase shares of Common Stock beginning on the Investment Date. If received after that time, the Voluntary Cash Payment will be held and used by the Stock Purchasing Agent to purchase shares of Common Stock beginning on the next Investment Date. See Questions 9 and 14.

      (b) A beneficial stockholder may join the Plan by first becoming a stockholder of record of one or more shares by having beneficially owned shares transferred into his or her own name or by making an Initial Investment. See paragraph (d) below.

      (c) Employees of the Company and its subsidiaries not presently owning shares may join the Plan at any time after being furnished a copy of the Plan prospectus, by completing and returning to the Company (Attention: Stock Transfer Department) an Authorization Form and making an Initial Investment in the form of a check or money order in an amount of not less than $10 nor more than $10,000. Employees may also join the Plan by completing a Payroll Deduction Authorization Form. See Questions 7, 10, 11 and 18.

     (d) Persons not presently owning shares of Common Stock may join the Plan at any time after being furnished a copy of the Plan prospectus, by completing and returning to the Company (Attention: Stock Transfer Department) an Authorization Form and making an Initial Investment in the form of a check or money order in an amount of not less than $50 nor more than $10,000. See Questions 7, 10 and 11.

      Once in the Plan, a person remains a Participant until participation is discontinued. See Question 24.

      Authorization Forms, Automatic Monthly Deduction Forms  and
Payroll Deduction Authorization Forms will be provided upon request to the Company in writing or by telephone.

7.   What does the Authorization Form provide?

      The Authorization Form authorizes the Company to enroll a stockholder in the Plan, to forward dividends on specified shares and any Voluntary Cash Payments to the Stock Purchasing Agent to purchase Common Stock, and to cause shares of Common Stock to be held in the Participant's Plan Account pursuant to the Plan. The Authorization Form must indicate how the Participant wishes to participate in the Plan. The following options are available:

     (a) Full Dividend Reinvestment and Voluntary Cash Payments. Dividends on all shares of Common Stock registered in the name of the Participant are used to purchase additional shares of Common Stock, as are dividends on all shares which are subsequently acquired by the Participant and registered in the same name(s). Dividends on all shares held in the Plan Account are also used to purchase additional shares of Common Stock. The Participant is eligible to make Voluntary Cash Payments which will be used to purchase Common Stock.
      (b) Partial Dividend Reinvestment and Voluntary Cash Payments. Dividends on only the number of shares of Common Stock specified on the Authorization Form are used to purchase additional shares of Common Stock. Dividends on all shares held in the Plan Account are also used to purchase additional shares of Common Stock. The Participant is eligible to make Voluntary Cash Payments which will be used to purchase Common Stock.

      (c) Voluntary Cash Payments Only. The Company will continue to pay dividends directly to the Participant on shares registered in his or her name. Any Voluntary Cash Payments received and dividends on all shares held in the Plan Account will be used to purchase additional shares of Common Stock.

      Dividends will be reinvested automatically on the shares designated on the Authorization Form and on all shares in the Plan Account until the Participant specifies otherwise or withdraws from the Plan or the Plan is terminated. See Questions 23, 24 and 38.

8.   How  does  a  Participant  change  his  or  her  method   of
     participation?

      A Participant may change his or her method of participation at  any time by completing a new Authorization Form and returning
it  to  the  Company  (Attention:   Stock  Transfer  Department).
Changes will become effective at the next Record Date.

Voluntary Cash Payments

9.   When and by whom may Voluntary Cash Payments be made?

      Voluntary Cash Payments may be made by any Participant at any time. If received by the Company one business day before an Investment Date, Voluntary Cash Payments will be invested by the Stock Purchasing Agent beginning on that Investment Date. No interest will be paid on Voluntary Cash Payments held pending investment. The same amount of money need not be sent in each
Voluntary  Cash  Payment  and there  is  no  obligation  to  make
Voluntary Cash Payments on a regular basis. A Voluntary Cash Payment may not be less than $10 per payment and may not exceed a total of $10,000 in any calendar month. Payments of less than $10 and all amounts in excess of the $10,000 monthly total will be returned to the Participant.


      Voluntary Cash Payments must be in United States dollars, payable to "Bob Evans Farms, Inc.", and must be good funds for immediate deposit. Payment may be by check or money order, or by automatic deduction on a monthly basis from a United States financial institution account. See Question 18. All Voluntary Cash Payments received by the Company will be transmitted to a segregated escrow account maintained for the benefit of Plan Participants at a bank by the opening of business on the next business day if received before noon on a particular day and by noon of the next business day if received after noon on a particular day. Amounts received by the Company one business day before an Investment Date will be invested by the Stock
Purchasing Agent beginning on that Investment Date. Amounts received after the Investment Date will be held for purchase of Common Stock by the Stock Purchasing Agent beginning on the next Investment Date. No interest will be paid on Voluntary Cash Payments held pending investment. The investment of a Voluntary Cash Payment may be stopped by notifying the Company (Attention:
Stock Transfer Department) in writing, provided that the written communication is received by the Company not later than 48 hours before the Investment Date to which it applies. However, no refund of a check or money order will be made until the funds have been actually received by the Company.


Initial Investments

10.  How are Initial Investments made?


      Initial Investments must be in an amount of at least $50 ($10 in the case of non-stockholder employees of the Company and its subsidiaries), paid in the form of a check or money order, and must be included with a completed Authorization Form and returned to the Company (Attention: Stock Transfer Department) at the address listed on the Authorization Form. All Initial Investments received by the Company will be transmitted to a segregated escrow account maintained for the benefit of Plan Participants at a bank by the opening of business on the next business day if received before noon on a particular day and by noon of the next business day if received after noon on a particular day.


11.  When will Initial Investments be invested?

      Initial  Investments must be received by  the  Company  one business day before an Investment Date to be invested by the Stock Purchasing Agent starting on that Investment Date. Otherwise, the Initial Investment will be held and invested by the Stock Purchasing Agent starting on the next Investment Date. Upon a Participant's written request received by the Company (Attention: Stock Transfer Department) at least 48 hours prior to the applicable Investment Date, an Initial Investment will be returned to the Participant. However, no refund of a check or money order will be made until the funds have been actually received by the Company. See Question 14.
Source of Shares--Purchase Prices--Investment Date

12.  What is the source of shares purchased under the Plan?

      Shares purchased under the Plan will be purchased on the open market. The Stock Purchasing Agent has full discretion as to all matters relating to open market purchases of Common Stock, including determination of the broker or brokers to be used, the number of shares, if any, to be purchased on any day or at any time of day, the price paid for such shares, the markets on which shares are purchased (including on any securities exchange, in the over-the-counter market or in negotiated transactions) and the persons (including brokers and dealers) from or through whom such purchases are made. None of the Company, any affiliate of the Company or any Participant will have any authority or power to direct the time or price at which or the manner in which shares may be purchased, or the selection of the broker or dealers through or from whom purchases are to be made.

13. What is the Purchase Price of shares purchased under the Plan?

      The Purchase Price of shares purchased on the open market will be determined from the average purchase price of such shares.

14.  When will shares be purchased under the Plan?


      Shares will be purchased by the Stock Purchasing Agent beginning on the Investment Date, which (i) for Voluntary Cash Payments and Initial Investments is the 1st and the 15th day of each month (or the following business day if the 1st or the 15th is not a business day) except that during a dividend record date month, the Investment Date will be only the 1st day of the month, and (ii) for dividends is the Common Stock Dividend Payment Date. This is true in both cases unless the Common Stock is not traded on The Nasdaq Stock Market on those days, in which case the Investment Date will be the next day on which the Company's Common Stock is traded. Purchases will begin on the Investment Date and will be completed no later than 30 days from such Date except where completion at a later date is necessary or advisable under any applicable securities laws. In any event, monies representing Voluntary Cash Payments, Initial Investments or dividends, as appropriate, to be invested on behalf of a Participant will be returned to the Participant if shares have not been purchased: (a) within 35 days of receipt of Voluntary Cash Payments or Initial Investments or (b) within 30 days of the applicable Common Stock Dividend Payment Date for dividend reinvestments. No interest will be paid on Voluntary Cash Payments, Initial Investments or dividends so returned to Participants.


     For Voluntary Cash Payments and Initial Investments received one business day before an Investment Date, purchases by the Stock Purchasing Agent will begin on the Investment Date immediately following receipt. Otherwise, they will be held for investment by the Stock Purchasing Agent beginning on the next Investment Date.

15.  How many shares will be purchased?

      The number of shares purchased will depend on the amount of dividends received on the shares the Participant has specified on his or her Authorization Form, the amount of dividends received on shares credited to his or her Plan Account, the amount of Voluntary Cash Payments, if any, the amount of the Initial Investment, if any, and the price of the shares determined as provided in Question 13. Each Participant's Plan Account will be credited with that number of shares, including any fractional interest in a share, equal to the total amount to be used to purchase shares for that Participant divided by the Purchase Price per share paid to acquire shares for that Investment Date.

      Neither  a  Participant  nor a  person  making  an  Initial
Investment may direct the Stock Purchasing Agent to purchase a specific number of shares.

Plan Accounts

16. When will shares be credited to Plan Accounts under the Plan?

      Shares will be credited to Plan Accounts as of the day  the
Purchase   Price  for  all  shares  to  be  purchased  has   been
determined.

Automatic Monthly Investment

17. What is the Automatic Monthly Investment feature of the Plan and how does it work?

      Participants may make Voluntary Cash Payments of not less than $10 per payment nor more than a total of $10,000 during a calendar month by means of a monthly automatic electronic funds transfer ("Automatic Monthly Investment") from a predesignated account with a United States financial institution.

      To initiate Automatic Monthly Investments, a person must already be a Participant with a Plan Account and must complete, sign and return to the Company (Attention: Stock Transfer Department) an Automatic Monthly Deduction Form with a voided blank check for the account from which funds are to be drawn. Automatic Monthly Deduction Forms may be obtained from the Company. Forms will be processed and will become effective as promptly as practicable.

      Once Automatic Monthly Investment is initiated, funds will be drawn from the Participant's designated financial institution account on the second business day preceding the first Investment Date of each month, and will be invested by the Stock Purchasing Agent in Common Stock beginning on that Investment Date.

      Participants may change the amount of their Automatic Monthly Investments by completing and submitting to the Company (Attention: Stock Transfer Department) a new Automatic Monthly Deduction Form. To be effective with respect to a particular Investment Date, however, the new Automatic Monthly Deduction Form must be received by the Company at least ten business days preceding that Investment Date. Otherwise, the change will be effective the following month. Participants may terminate their Automatic Monthly Investments by notifying the Company (Attention: Stock Transfer Department) in writing.

Payroll Deductions

18. What is the Payroll Deduction feature of the Plan and how does it work?


      Employees of the Company and its subsidiaries may make Voluntary Cash Payments to their Plan Accounts of not less than $5 per pay period by means of Payroll Deductions, except that any employee who has made a hardship withdrawal from the Bob Evans Farms, Inc. and Affiliates 401K Retirement Plan is prohibited, for a period of twelve months from the date of the hardship withdrawal, from participating in the Initial Investments, Payroll Deductions and Voluntary Cash Payments features of the Plan.


      To initiate Payroll Deductions, an employee must complete a Payroll Deduction Authorization Form and return it to the Company
(Attention: Stock Transfer Department). Forms will be processed and will become effective as promptly as practical.

      Once an employee has begun Payroll Deductions, the funds represented by such Payroll Deductions will be invested as Voluntary Cash Payments to the employee's Plan Account and invested as outlined in Question 14 above.

      An employee may increase, decrease or cease his or her Payroll Deductions at any time by giving written notice to the Company's Payroll Department and by completing a new Payroll
Deduction Authorization Form indicating the changes.

      Ceasing Payroll Deductions or terminating employment with the Company and its subsidiaries WILL NOT terminate a Plan Account. Dividends will continue to be reinvested and the Participant may continue to make Voluntary Cash Payments as outlined in Question 9 above.

Expenses to Participants

19. Are there any expenses to Participants in connection with participation and purchases under the Plan?

      The Company will pay most costs of administering the Plan. In addition, the Company will pay any brokerage commissions and service charges related to shares purchased under the Plan. Participants requesting that the shares of Common Stock credited to their Plan Accounts be sold on the open market will be required to pay all brokerage commissions with respect to any shares of Common Stock sold. The latest schedule of applicable brokerage commissions may be obtained from the Company.

Transferring Shares--Withdrawing Shares--Terminating
Participation

20. May a Participant assign or transfer to another person all or a part of his or her shares held under the Plan?

     Yes. If a Participant wishes to change the ownership of all or part of his or her shares held under the Plan through gift, private sale or otherwise, the Participant may effect the transfer by mailing a properly completed and executed Transfer of Stock Form to the Company (Attention: Stock Transfer
Department). Transfers of less than all of a Participant's shares must be made in whole share amounts. No fraction of a share may be transferred unless a Participant's entire Plan Account is transferred. Requests for transfer are subject to the same requirements as for the transfer of Common Stock certificates, including the requirements of a Medallion signature guarantee. Transfer of Stock Forms are available upon request from the Company.

21. If Plan Shares are transferred to another person, will the Company issue a stock certificate to the transferee?

      No.  Shares transferred will continue to be held under  the
Plan. A Plan Account will be opened in the name of the transferee, if he or she is not already a Participant, and the transferee will automatically be enrolled in the Plan. If the transferee is not already a Participant, the donor may make a reinvestment election for the transferee at the time of the gift. If no reinvestment election is made, all dividends on shares transferred to the transferee's Plan Account will be reinvested under the terms of the Plan. The transferee may change the reinvestment level after the gift has been made as described in Question 7 above.

22.  How will a transferee be advised of his or her ownership?

      The transferee will receive a statement showing the number of shares transferred to, and held in, his or her Plan Account.

23. May a Participant withdraw shares in his or her Plan Account without terminating participation in the Plan?


      A Participant may at any time withdraw any number of whole shares held in his or her Plan Account, without terminating the Plan Account, by furnishing a written request to the Company (Attention: Stock Transfer Department). The request must indicate the number of whole shares to be withdrawn and must be signed by all joint owners. A signature guarantee is not required. A certificate for shares withdrawn will be issued to the Participant without charge within 30 days of the Company's receipt of the request therefor from the Participant. A cert ificate for any fractional interest in a share will not be issued under any circumstances, and the fractional interest will continue to be held in the Participant's Plan Account.


      Dividends on shares distributed from the Plan may be reinvested under the Plan by the stockholder. A new Author ization Form must be completed to cover these shares, however, unless reinvestment of dividends on all shares of Common Stock held of record is currently authorized or the total number of shares held of record, including the distributed shares, is equal to or less than the number currently authorized.

24. How and when may a Participant terminate participation in the Plan?

      A Participant may terminate participation in the Plan by notifying the Company (Attention: Stock Transfer Department) in writing at any time up to a Record Date. Any Voluntary Cash Payment which had been sent to the Company will be invested unless return of the amount is expressly requested in the request for termination and the request is received by the Company at least 48 hours prior to the Investment Date applicable to that Voluntary Cash Payment. Within 30 days of receipt of a request for termination of participation in the Plan, whole shares in the Participant's Plan Account will be withdrawn and issued in certificate form as described in Question 23, or at his or her request, sold by the Company as described in Question 28. A sale may, but need not, be made by purchase of the Participant's Plan Shares for the Plan Accounts of other Participants and any such transaction will be deemed to have been made at the then current market price on the date of sale. Alternatively, the Plan Shares may be sold by the Stock Purchasing Agent and the proceeds, less brokerage commissions, will be remitted to the Participant by the Company. In every case of termination, the Participant's interest in a fractional share will be adjusted in cash at the prevailing market value of the Company's Common Stock at the time.

25. May a Participant stop reinvestment of dividends on shares in certificate form and still remain in the Plan?

      Yes. A Participant who elects to stop the reinvestment of dividends paid on shares held in certificate form may leave shares held under the Plan in his or her Plan Account. Dividends paid on shares left in the Plan Account will continue to be used to purchase additional shares. The Participant may also continue to make Voluntary Cash Payments.

26.  What happens in the event of death?

      In the event of death, a Participant's Plan Account will continue and dividends will continue to be reinvested until the Company receives instructions from the duly authorized representative of the Participant's estate. Please contact the Company for additional information and assistance.

27.  When may a former Participant rejoin the Plan?

      Generally, a former Participant may rejoin the Plan at any time. However, the Company reserves the right to reject any
Authorization Form from a previous Participant on grounds of excessive joining and termination. This reservation is intended to minimize administrative expense and to encourage use of the Plan as a long-term investment service.

28.  Can shares in the Plan Account be sold?

      Yes. A Participant may request the Company to cause the Stock Purchasing Agent to sell any number of shares held in his or her Plan Account. However, a fractional share will not be sold unless all shares, including any fractional share held in the Plan Account, are sold. Sale of shares will be made on the first Friday after receipt of the sale request unless the request is received between the ex-dividend payment date and the Common Stock Dividend Payment Date, at the then prevailing market price. A request to sell which is received between the ex-dividend payment date and the Common Stock Dividend Payment Date will be sold on the first Friday following the Common Stock Dividend Payment Date, at the then prevailing market price. A request to sell all shares, whole and fractional, will be considered a termination of participation in the Plan. Directors or executive officers of the Company and certain directors or executive officers of its subsidiaries who are participating, however, are not permitted to sell shares through the Plan and must withdraw their shares from their Plan Accounts in order to make a sale.

29. What does it cost to have the Stock Purchasing Agent sell shares?

      If the Stock Purchasing Agent sells the shares, the selling Participant will be charged for the related brokerage commissions. The Participant will receive from the Company the net cash proceeds of the sale after the brokerage commissions are deducted.

30. Is there any advantage to a Participant in selling shares through the Plan, rather than requesting certificates and making an individual sale in the open market?

      There may be an advantage in having the Stock Purchasing Agent sell shares for a Participant, since a share sale request may be combined with other such requests if there are any at that time. In that event, the brokerage commissions for all such transactions will be prorated over all shares sold, and may result in lower selling costs per share chargeable to the selling Participants.

      SELLING PARTICIPANTS SHOULD BE AWARE THAT THE COMMON STOCK PRICE MAY FALL DURING THE PERIOD BETWEEN A REQUEST FOR SALE, ITS RECEIPT BY THE COMPANY, AND THE ULTIMATE SALE. THIS RISK SHOULD BE EVALUATED BY THE PARTICIPANT AND IS A RISK TO BE BORNE SOLELY BY THE PARTICIPANT.

Certificates for Shares--Accounts--Reports--Safekeeping

31. Will certificates be delivered to Participants for shares purchased?


      Certificates for shares purchased under the Plan will not automatically be delivered to Participants. The Company will credit the shares to each Participant's Plan Account. The number of shares in the Plan Account will be shown on the Participant's statement of Plan Account. This procedure protects Participants against loss, theft or destruction of stock certificates.


     Certificates for any number of whole Plan Shares credited to a Participant's Plan Account will be issued at any time upon a Participant's written request to:

                    Bob Evans Farms, Inc.
                    Attention:  Stock Transfer Department
                    3776 South High Street
                    Columbus, Ohio  43207
                    Fax:  614-497-4459

The Company will normally process such requests within two weeks. Any remaining whole Plan Shares and fractions of a Plan Share will continue to be held in the Participant's Plan Account. Certificates for fractions of a Plan Share will not be issued under any circumstances.

      Shares credited to a Participant's Plan Account may not  be
pledged.   A  Participant who wishes to pledge his  or  her  Plan
Shares must request that certificates for the shares be issued in the Participant's name as described above.

32.  In   whose  name  will  Plan  Accounts  be  maintained   and
     certificates registered when issued?


     Plan Accounts will be maintained in the name or names of the Participants. Unless otherwise specified, certificates for Participants will be registered in the names set forth on the statement for the Plan Account. If a Participant wishes to have certificates issued in any other manner, the Participant should contact the Company for further instructions.


33.  What   reports  and  other  information  will  be  sent   to
     Participants?


      After each Common Stock Dividend Payment Date, a statement of Plan Account will be sent to each Participant. A Plan Account statement will also be sent after each optional purchase of shares and after each sale of shares on behalf of a Participant. Statements will show cumulative transactions for the calendar year. These statements provide a record of the price of purchase or sale and should be retained for tax purposes. The Company will also provide each Participant copies of any amendments to the Plan and the same communications as any other stockholder, including annual reports, quarterly reports, notices of annual meetings, proxy statements and income tax information for reporting dividends paid and proceeds from Plan Shares sold.


34. May certificates held by Participants be deposited in the Plan?

      Participants may deposit for safekeeping with the Company certificates for shares of Common Stock now or hereafter registered in their names for credit under the Plan. There is no charge for this custodial service and, by making the deposit, a Participant is relieved of the responsibility for loss, theft or destruction of the certificate. However, the Participant bears the risk of loss in sending certificates to the Company. Therefore, it is recommended that certificates be sent to the Company by registered mail, return receipt requested and properly insured. Certificates should not be endorsed. Whenever certificates are issued to a Participant, either upon request or upon termination, new, differently numbered certificates will be issued. Dividends on shares represented by certificates deposited with the Company will be reinvested.

Other Information

35.  How are a Participant's Plan Shares voted?

      All Plan Shares are voted in the same manner as shares of Common Stock registered in a Participant's own name. Participants will receive proxy materials from the Company for each stockholder meeting, including a proxy statement and a form of proxy covering all Plan Shares credited to the Participant's Plan Account and all shares of Common Stock registered in the Participant's own name as of the record date for the meeting. Plan Shares may also be voted in person at the meeting in the
same  manner  as  shares  of  Common  Stock  registered  in   the
Participant's own name.

36. What happens if the Company issues a stock dividend, declares a stock split or has a rights offering?

      Any stock dividends or stock splits with respect to Common Stock distributed by the Company on shares in a Participant's Plan Account will be added to that Account. Stock dividends or split shares distributed on shares of Common Stock not held in the Plan will be mailed directly to the Participant in the same manner as to stockholders who are not participating in the Plan.

      A Participant's entitlement in a regular rights offering will be based upon the Participant's total whole share holdings, including whole shares held in the Plan Account.

37.  What  is  the  responsibility of the Company and  the  Stock
     Purchasing Agent under the Plan?


      Neither the Company nor the Stock Purchasing Agent (nor any of their respective agents, representatives, employees, officers or directors), in administering the Plan, shall be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of the failure to terminate a Participant's Plan Account prior to written notice of termination from the Participant or upon a Participant's death prior to receipt by the Company of notice in writing of such death along with the appropriate legal documentation, or with respect to the prices or times at which shares of Common Stock are purchased or sold for Participants or fluctuations in the market value of the Company's Common Stock. Notwithstanding the foregoing, liability will not be so limited for violations of the federal securities laws.




      EACH  PARTICIPANT SHOULD RECOGNIZE THAT NEITHER THE COMPANY
NOR  THE  STOCK PURCHASING AGENT CAN INSURE A PROFIT  OR  PROTECT
AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

38.  May the Plan be amended, suspended or terminated?

      The Company reserves the right to amend, suspend or terminate the Plan at any time. To the extent practicable, any such event will be announced to Participants at least 30 days prior to its effective date, and any amendment will be deemed to be accepted by Participants who do not withdraw prior to the effectiveness of the amendment.




      The Company also reserves the right to suspend the Plan, without notice, for limited periods of time (not to exceed 90 days in any case) during or in anticipation of public offerings of the Company's Common Stock, or pending the filing by the Company with the Commission of any report or statement pursuant to Section 13, 14 or 15(d) of the Exchange Act, or pending any proposed amendment of or supplement to this Prospectus or to the Registration Statement of which this Prospectus is a part, or which may be deemed advisable for any other reason. If any such suspension continues for longer than 15 days, the Company will return to Participants, within 5 business days of the determination that a suspension will continue for longer than 15 days, any monies received from Participants but not applied. In any event, monies representing Voluntary Cash Payments, Initial Investments or dividends, as appropriate, to be invested on behalf of Participants will be returned to Participants if shares have not been purchased: (a) within 35 days of receipt of
Voluntary Cash Payments or Initial Investments or (b) within 30 days of the applicable Common Stock Dividend Payment Date for dividend reinvestments. No interest will be paid on any monies so returned to Participants. The Company will advise Participants when a suspension of the Plan is terminated.


      If  the  Plan is terminated, each Participant will  receive
(1) a certificate for all whole Plan Shares in the Participant's Plan Account or a book entry position if then being utilized,
(2) a check representing the market value of any fractional Plan Share in the Participant's Plan Account and (3) any uninvested Voluntary Cash Payments held in the Participant's Plan Account.

Definitions

      The following terms are used in the questions and answers that describe the Plan.

      "Authorization Form" means the form used to indicate election to participate in the Plan. It may be obtained from the Company. Question 7.

      "Automatic Monthly Investment" means an amount of not less than $10 per month nor more than a total of $10,000 per calendar month by means of a monthly automatic electronic funds transfer from a predesignated account with a United States financial institution to the Company for purchase of shares of Common Stock under the Plan. Question 17.

      "Automatic Monthly Deduction Form" means the form used by a Participant to initiate Automatic Monthly Investments. It may be obtained from the Company. Question 17.

      "Common Stock" means the Company's Common Stock, $0.01 par value.

       "Common Stock Dividend Payment Date" means the date established by the Company's Board of Directors on which a Common
Stock dividend is payable, usually March 1, June 1, September 1, and December 1. Question 14.

     "Company" means Bob Evans Farms, Inc.

     "Initial Investment" means a payment of at least $50 and not more than $10,000 by a person that is not a stockholder of record (a payment of at least $10 and not more than $10,000 in the case of a non-stockholder employee) to purchase Common Stock and become a Participant. Question 10.

      "Investment Date" means the 1st and the 15th day of each month (or the following business day if the 1st or the 15th is not a business day) and each Common Stock Dividend Payment Date, provided that if the Common Stock is not traded on The Nasdaq Stock Market on that day, the next day that it is traded. Question 14.

      "Participant" means a person or entity that has joined the Plan and for whom a Plan Account has been established. Question 3.
      "Payroll Deduction Authorization Form" means the form used to indicate election by an employee of the Company or of one of its subsidiaries to make Payroll Deductions. It may be obtained from the Company. Question 18.

      "Payroll Deductions" means Voluntary Cash Payments made by employees of the Company and its subsidiaries to their Plan
Accounts by means of payroll deductions of not less than $5 per pay period. Question 18.

     "Plan" means the Bob Evans Farms, Inc. Dividend Reinvestment and Stock Purchase Plan.

     "Plan Account" means an account maintained for a Participant by the Company. Question 1.

      "Plan Shares" means shares of Common Stock credited to and held in a Plan Account. Question 1.

      "Purchase Price" means the average price paid to purchase shares of Common Stock on the open market. Question 13.

      "Record  Date" means the date established by the  Company's
Board of Directors for determination of ownership of shares of Common Stock for payment of dividends. Question 6.

      "Stock Purchasing Agent" means the registered broker-dealer which will purchase Common Stock for the Plan on the open market. The Stock Purchasing Agent must qualify as an "agent independent of the issuer" for purposes of Rule 10b-18 promulgated under the Exchange Act.

       "Transfer of Stock Form" means the form used by a Participant to make a gift or transfer. It may be obtained from the Company. Question 20.

      "Voluntary Cash Payment" means a cash payment of not less than $10 per payment and not more than a total of $10,000 per calendar month made by check or money order to the Company for the purchase of shares of Common Stock under the Plan. Question 9.


                 FEDERAL INCOME TAX CONSEQUENCES

      The following is a brief summary of some of the principal federal income tax considerations applicable as of the date of this Prospectus to participation in the Plan.

      In general, Participants in the Plan will have the same federal income tax consequences with respect to dividends as stockholders not participating in the Plan. A Participant will be treated for federal income tax purposes as having received on each Common Stock Dividend Payment Date a dividend equal to the full amount of the cash dividends payable on both the shares registered in the Participant's own name and the Participant's Plan Shares, even though the amount of dividends reinvested is not actually received in cash but instead is applied to the purchase of Common Stock for the Participant's Plan Account. In addition, the Internal Revenue Service has ruled that the amount of brokerage commissions paid by the Company on a Participant's behalf is to be treated as a distribution to the Participant which is subject to income tax in the same manner as dividends. The sum of those amounts becomes the Participant's cost basis for those shares of Common Stock.

      Each employee of the Company and its subsidiaries who purchases shares of Common Stock through Payroll Deductions will recognize the same amount of compensation income (wages) for federal income tax purposes as such employee would have recognized had he or she not purchased Common Stock through Payroll Deductions, even though the amount of Payroll Deductions is not paid to the employee in cash but instead is applied to the purchase of Common Stock for the employee's Plan Account.

     A Participant who makes an Initial Investment or a Voluntary Cash Payment to the Plan is not treated for federal income tax purposes as having received income by virtue of the purchase of Common Stock with the Initial Investment or Voluntary Cash Payment. The Participant's cost basis in any shares purchased with Initial Investments or Voluntary Cash Payments will be the cost of the shares, including any brokerage commissions paid by the Company on the Participant's behalf.

      Each statement of account (see Question 33) will show the price per share to the Participant of Common Stock purchased with reinvested dividends, Initial Investments and Voluntary Cash Payments. That price, which will include the brokerage commissions paid by the Company on behalf of the Participant on Plan purchases of Common Stock, is the federal income tax cost basis to the Participant of Common Stock acquired under the Plan. The statement of account also will show the date on which Common Stock purchased under the Plan was credited to the Participant's Plan Account. A Participant's holding period for Common Stock purchased under the Plan generally will begin on the date following the date on which Common Stock is credited to the Participant's Plan Account.

      Information forms (Forms 1099-DIV) will be mailed to Plan Participants each year and will set forth the taxable dividends and brokerage commissions reportable for federal income tax purposes. These dividends and brokerage commissions must be reported on the Participant's federal income tax return.

      Reinvested dividends are not subject to withholding  unless
(a) a Participant fails to give the Participant's Social Security or Tax Identification Number to the Company, (b) the Internal Revenue Service notifies the Company that the Participant is subject to tax withholding, or (c) the Participant fails to certify, under penalties of perjury, that the Participant is not subject to backup withholding if such certification is required. If a Participant is a stockholder whose dividends are subject to tax withholding, the Company will apply toward the purchase of Plan Shares an amount equal to the dividends being reinvested less the amount of tax required to be withheld. The Participant's statement of account will indicate the amount of tax withheld.

      A Participant will not recognize any taxable income upon receipt of a certificate for whole shares of Common Stock credited to the Participant's Plan Account, whether upon request for such a certificate, upon the Participant's termination of a Plan Account or upon termination of the Plan. However, a Participant may recognize a gain or loss upon receipt of a cash payment for whole shares or a fractional share credited to a Plan Account when that account is terminated by the Participant, when shares credited to the Plan Account are sold or when the Plan is terminated. A gain or loss may also be recognized upon a Participant's disposition of Common Stock received from the Plan. The amount of any such gain or loss will be the difference between the amount received for the whole or fractional shares and the cost basis of the shares. Generally, gain or loss recognized on the disposition of Common Stock acquired under the Plan will be treated for federal income tax purposes as a capital gain or loss.

     PARTICIPANTS SHOULD CONSULT THEIR PERSONAL TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATIONS AND POTENTIAL CHANGES IN THE APPLICABLE LAW AS TO ALL FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX MATTERS IN CONNECTION WITH THE REINVESTMENT OF DIVIDENDS AND PURCHASES OF COMMON STOCK UNDER THE PLAN, THE PARTICIPANT'S COST BASIS AND HOLDING PERIOD FOR COMMON STOCK ACQUIRED UNDER THE PLAN AND THE CHARACTER, AMOUNT AND TAX TREATMENT OF ANY GAIN OR LOSS REALIZED ON THE DISPOSITION OF COMMON STOCK.


                         INDEMNIFICATION

      Article ELEVENTH of the Certificate of Incorporation, as amended, of the Company limits the liability of directors to the extent permitted by the General Corporation Law of Delaware. Article ELEVENTH provides that no director or former director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except in the instance of (i) a breach of the director's duty of loyalty to the Company or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the paying of a dividend or the approving of a stock repurchase or redemption which is illegal under Delaware General Corporation Law, or (iv) any transaction from which the director derives an improper personal benefit.

      Section 7 of Article VII of the By-Laws of the Company provides that the Company shall indemnify its officers, directors, employees and agents to the extent permitted by the
General Corporation Law of Delaware. Under Section 145 of the Delaware General Corporation Law, directors, officers and other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company - a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. The Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Company. To the extent that a person otherwise eligible to be indemnified is successful on the merits of any claim or defense described above, indemnification for expenses (including attorneys' fees) is mandated by the Delaware General Corporation Law. Advancement of such expenses (i.e., payment prior to a determination on the merits) is permissive only and such person must repay such expenses if it is ultimately determined that he or she is not entitled to indemnification.

      The Company has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


                         USE OF PROCEEDS

      Shares of Common Stock to be acquired by Participants under the Plan will be provided through open-market purchases and the Company will not receive any proceeds therefrom.


                          LEGAL MATTERS

      The validity of the Common Stock offered hereby will be passed upon for the Company by Vorys, Sater, Seymour and Pease, 52 East Gay Street, Columbus, Ohio 43215. G. Robert Lucas II, a director of the Company, is a partner in such firm. As of March 14, 1995, members of Vorys, Sater, Seymour and Pease and attorneys employed thereby, together with members of their immediate families, beneficially owned an aggregate of approximately 9,800 shares of Common Stock.


                             EXPERTS

     The consolidated financial statements and the related financial statement schedules of the Company and its subsidiaries as of April 29, 1994 and April 30, 1993 and for each of the years in the three-year period ended April 29, 1994, incorporated by reference in this Prospectus and in the Registration Statement, have been incorporated in this Prospectus and in the Registration Statement in reliance upon the report of Ernst & Young, independent certified public accountants, given upon the authority of that firm as experts in accounting and auditing. TABLE OF
                            CONTENTS

                                                             Page
AVAILABLE INFORMATION                                           2
DOCUMENTS INCORPORATED BY REFERENCE                             2
THE COMPANY                                                     3
THE PLAN                                                        4
     PURPOSE                                                    4
     FEATURES                                                   4
     ELIGIBILITY                                                5
     ADMINISTRATION                                             5
     PARTICIPATION                                              6
     VOLUNTARY CASH PAYMENTS                                    8
     INITIAL INVESTMENTS                                        9

     SOURCE OF SHARES--PURCHASE PRICES--INVESTMENT DATE        10
     PLAN ACCOUNTS                                             11
     AUTOMATIC MONTHLY INVESTMENT                              11
     PAYROLL DEDUCTIONS                                        12
     EXPENSES TO PARTICIPANTS                                  13
     TRANSFERRING SHARES--WITHDRAWING SHARES--TERMINATING
          PARTICIPATION                                        13
     CERTIFICATES FOR SHARES--ACCOUNTS--REPORTS--SAFEKEEPING   16
     OTHER INFORMATION                                         18
     DEFINITIONS                                               20
FEDERAL INCOME TAX CONSEQUENCES                                22
INDEMNIFICATION                                                24
USE OF PROCEEDS                                                25
LEGAL MATTERS                                                  25

EXPERTS                                                        25

      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than those to which it relates in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time after its date or that there has been no change in the business or affairs of the Company since the date hereof.




                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 15th day of May, 1995.


                              BOB EVANS FARMS, INC.



                              By:   /s/ Daniel E. Evans
                                    Daniel E. Evans, Chairman of
                                    the Board (Principal Executive
                                    Officer)



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Form S-3 Registration
Statement has been signed by the following persons in the capacities indicated on May 15, 1995.



Signature                        Title

/s/ Daniel E. Evans_____         Chairman of the Board, Chief
Daniel E. Evans                  Executive Officer, Secretary
                                 and Director (Principal
                                 Executive Officer)

Larry C. Corbin *                Director
Larry C. Corbin

J. Tim Evans *                   Director
J. Tim Evans

Daniel A. Fronk *                Director
Daniel A. Fronk

Cheryl L. Krueger *              Director
Cheryl L. Krueger

G. Robert Lucas II *             Director
G. Robert Lucas II

Stewart K. Owens *               Director
Stewart K. Owens

Robert E. H. Rabold *            Director
Robert E. H. Rabold

Robert S. Wood *                 Director
Robert S. Wood

Donald J. Radkoski *             Group Vice President - Finance
Donald J. Radkoski               Group and Treasurer (Chief
                                 Financial Officer and Chief
                                 Accounting Officer)


______________________

* By Power of Attorney


 /s/ Daniel E. Evans
Daniel E. Evans
(Attorney-in-Fact)